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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Las Vegas Reservation Systems, Inc.,
 Travelscape.com, Inc. (a Nevada corporation),
 Professional Travel Services, Inc. and
 Travelscape.com, Inc. (a Delaware corporation):

   We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG LLP

Los Angeles, California
July 20, 2000